News Release
For Immediate Release

Contact:  Robert B. Crowl, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Second Quarter 2011 Results

VINELAND, NJ – July 26, 2011 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $1.6 million, or a loss of $0.02 per diluted share, for the second quarter ended June 30, 2011, compared to a net loss available to common shareholders of $81.2 million, or a loss of $3.46 per diluted share, for the second quarter ended June 30, 2010.

The following are key items and events that occurred during the second quarter 2011:

● The Company successfully closed the previously reported sale of $174.3 million of loans to a third party investor in May 2011.

● Received an additional $10.8 million in stock proceeds during the second quarter of 2011 pursuant to the exercise of gross-up provisions contained in the security purchases agreements executed during the first quarter of 2010. The Company anticipates additional gross-up proceeds totaling $6.1 million to be closed during the third quarter.

● The net interest margin rose to 3.59% from 3.26% in the prior quarter on strength in asset yields and a reduction in funding costs.

● Net interest income rose 5.4% to $26.5 million as compared to $25.1 million in the linked quarter

● Total loans held-for-investment increased $46.3 million to $2.32 billion at June 30, 2011 as compared to $2.27 billion at March 31, 2011.

● Net charge-offs totaled $5.0 million in the second quarter versus $83.5 million in the linked quarter, $69.4 million of which related to the sale of commercial real estate loans.

“Decisive actions to improve the credit profile, reinforce the capital position and strengthen the balance sheet of Sun Bancorp resulted in another quarter of meaningful trends,” said Thomas X. Geisel, Sun’s President and Chief Executive Officer. “Our diligent efforts to restore the quality of our loan portfolio are paying off, and this past quarter, we saw an increase in both loans outstanding and new loan production.  We also significantly improved our net interest margin and remain in a strong liquidity position.   Progress takes time, but our cumulative improvements this year further validate our corporate strategy and ability to execute.”

Discussion of Results:

Balance Sheet

● Total assets were $3.21 billion at June 30, 2011, as compared to $3.33 billion at March 31, 2011 and $3.42 billion at December 31, 2010.

● Gross loans held-for-investment were $2.32 billion at June 30, 2011, as compared to $2.27 billion at March 31, 2011 and $2.52 billion at December 31, 2010. Compared to the linked quarter, loans held-for-investment grew $46.3 million.

● Gross loans held-for-sale decreased $95.0 million from the linked quarter to $20.5 million at June 30, 2011. This decrease was primarily attributable to the aforementioned loan sale, whereby $99.2 million of loans that were transferred to held-for-sale at fair value during the first quarter were sold. Offsetting this decrease was $4.2 million of growth in residential mortgages originated with the intent to sell.

● Total deposits at June 30, 2011 equaled $2.72 billion, as compared to $2.85 billion at March 31, 2011 and $2.94 billion at December 31, 2010. The decrease of $123.8 million, or 4.5%, over the linked quarter was primarily due to decreases in retail certificates of deposits and public funds interest checking balances of $59.4 and $59.5 million, respectively.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income increased $1.3 million over the linked quarter to $26.9 million. The average cost of interest-bearing liabilities decreased 13 basis points to 0.96%. The average yield on interest-earning assets increased 21 basis points over the linked quarter from 4.15% to 4.36%, due primarily to an increase in commercial loan yields. The net interest margin was 3.59% for the second quarter as compared to 3.26% for the linked quarter and 3.62% for the comparable prior year quarter.

Non-Interest Income

● Non-interest income was $5.0 million for the quarter ended June 30, 2011, an increase of $9.1 million over the linked quarter loss of $4.1 million and $577,000 over the comparable prior year quarter. The increase over the linked quarter was primarily attributable to a decrease of $4.8 million of fair value credit adjustments taken on the Company’s derivative portfolio and an increase of $3.4 million of gains on the sale of securities.

Non-Interest Expense

● The Company incurred $28.2 million of operating non-interest expense in the second quarter of 2011, an increase of $462,000 over the linked quarter and $264,000 over the comparable prior year quarter. Included in the second quarter was approximately $845,000 of loan sale related expenses recorded in professional fees and other expenses. Advertising expenses increased $757,000 due to television and radio promotions and real estate owned expenses increased $640,000 due to updated appraisals and losses on the sale of property.  Offsetting these increases was a decrease of $1.2 million of problem loan expenses due to the sale of non-performing loans and $752,000 of FDIC insurance expense declines resulting from reduced assessment rates.

Asset Quality

● The provision for loan losses for the second quarter was $4.8 million, as compared to $60.3 million in the linked quarter and $14.0 million in the comparable prior year quarter. The allowance for loan losses was $58.3 million at June 30, 2011, or 2.52% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 2.58% at March 31, 2011 and 3.24% at December 31, 2010.  Net charge-offs recorded in the current quarter were $5.0 million, or 0.21% of average loans, as compared to $83.5 million, or 3.35% of average loans for the linked quarter and $3.5 million, or 0.13% of average loans outstanding for the comparable prior year quarter. Net charge-offs for the current quarter included $3.3 million related to one commercial relationship.

● Total non-performing assets were $143.5 million, or 6.13% of total gross loans held-for-investment, loans held-for-sale and real estate owned at June 30, 2011, as compared to $192.3 million, or 8.04% and $177.7 million, or 7.00%, respectively, at March 31, 2011 and December 31, 2010. Non-performing assets at June 30, 2011 included $11.3 million of loans held-for-sale. Non-performing loans decreased $47.6 million over the linked quarter to $140.2 million at June 30, 2011 from $187.8 million at March 31, 2011. This decrease was primarily due to the settlement of the loan sale, which reduced non-accrual loans held-for-sale by $60.5 million. Offsetting this decrease was the increase in non-accrual troubled debt restructurings of $14.3 million related to one commercial relationship.

Capital

● Stockholders’ equity totaled $298.8 million at June 30, 2011 compared to $286.7 million at March 31, 2011. During the second quarter 2011, the Company received an additional $10.8 million in stock proceeds pursuant to the exercise of gross-up provisions contained in the security purchase agreements executed during the first quarter of 2011. The Company’s tangible equity to tangible assets ratio was 7.95% at June 30, 2011, as compared to 7.27% at March 31, 2011 and 6.43% at June 30, 2010.  At June 30, 2011, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.51%, 13.14%, and 10.47%, respectively.  At June 30, 2011, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 12.97%, 11.71%, and 9.35%, respectively.

The Company will hold its regularly scheduled conference call on Wednesday, July 27, 2011, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.21 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service Commercial Bank serving customers through 65 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2011 and 2010 were $368,000 and $479,000, respectively. The fully taxable equivalent adjustments for the six months ended June 30, 2011 and 2010 were $777,000 and $1.0 million, respectively. The fully taxable equivalent adjustment for the three months ended March 31, 2011 was $409,000. Non-operating income and expenses are also non-GAAP financial measures. Non-operating income includes impairment losses recognized on available for sale securities included in earnings. Non-operating income for the three months ended March 31, 2011, December 31, 2010, and September 30, 2010 was $250,000, $379,000 and $950,000, respectively. There were no non-operating income items during the three months ended June 30, 2011 and 2010. Non-operating expense includes the goodwill impairment charge of $89.7 million recorded during the three months ended June 30, 2010.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Profitability for the period:
Net interest income	$26,492	$28,180	$51,618	$55,803
Provision for loan losses	4,836	13,978	65,119	23,578
Non-interest income	4,993	4,416	894	10,067
Non-interest expense	28,244	117,686	56,026	143,762
Loss before income taxes	(1,595)	(99,068)	(68,633)	(101,470)
Net loss	(1,599)	(81,170)	(68,666)	(81,932)
Net loss available to common shareholders	$(1,599)	$(81,170)	$(68,666)	$(81,932)

Financial ratios:
Return on average assets(1)	(0.19)%	(9.13)%	(4.11)%	(4.61)%
Return on average equity(1)	(2.14)%	(90.62)%	(47.57)%	(45.60)%
Return on average tangible equity(1),(2)	(2.54)%	(148.70)%	(57.03)%	(75.00)%
Net interest margin(1)	3.59%	3.62%	3.43%	3.59%
Efficiency ratio	89.71%	361.04%	106.69%	218.25%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	89.71%	85.84%	106.19%	82.06%

Loss per common share:
Basic	$(0.02)	$(3.46)	$(1.01)	$(3.50)
Diluted	$(0.02)	$(3.46)	$(1.01)	$(3.50)

Average equity to average assets	9.11%	10.08%	8.64%	10.11%

	June 30,		December 31,
	2011	2010	2010
At period-end:
Total assets	$3,213,790	$3,512,310	$3,417,546
Total deposits	2,723,676	2,961,816	2,940,460
Loans receivable, net of allowance for loan losses	2,258,279	2,660,772	2,439,633
Loans held-for-sale(4)	20,514	10,980	13,824
Investments	478,814	428,362	493,493
Borrowings	33,106	81,986	33,417
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	298,819	273,161	268,242

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.52%	2.70%	3.24%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	6.13%	4.62%	7.00%
Allowance for loan losses to non-performing loans held-for-investment	45.25%	59.87%	47.02%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	14.51%	11.09%	12.68%
Sun National Bank	12.97%	10.64%	12.25%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.14%	9.82%	11.41%
Sun National Bank	11.71%	9.37%	10.98%
Leverage ratio:
Sun Bancorp, Inc.	10.47%	8.60%	8.93%
Sun National Bank	9.35%	8.22%	8.57%

Book value per common share	$3.60	$11.63	$5.33
Tangible book value per common share	$3.03	$9.48	$4.36
(1) Amounts for the three and six months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the six months ended June 30, 2011 excludes net impairment losses on available for sale securities of $250,000. Non-interest expense for the three and six months ended June 30, 2010 excludes a goodwill impairment charge of $89.7 million.

(4) Amount at June 30, 2011 includes $11.3 million of commercial real estate loans marked at fair value.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	June 30, 2011	December 31, 2010
ASSETS
Cash and due from banks	$77,107	$36,522
Interest-earning bank balances	115,538	150,704
Cash and cash equivalents	192,645	187,226
Investment securities available for sale (amortized cost of $461,848 and $483,255 at June 30, 2011 and December 31, 2010, respectively)	460,965	472,864
Investment securities held to maturity (estimated fair value of $2,199 and $3,155 at June 30, 2011 and December 31, 2010, respectively)	2,115	3,039
Loans receivable (net of allowance for loan losses of $58,328 and $81,713 at June 30, 2011 and December 31, 2010, respectively)	2,258,279	2,439,633
Loans held-for-sale	20,514	13,824
Restricted equity investments	15,734	17,590
Bank properties and equipment, net	55,114	53,428
Real estate owned	3,306	3,913
Accrued interest receivable	8,488	10,004
Goodwill	38,188	38,188
Intangible assets	8,789	10,631
Deferred taxes, net	361	4,245
Bank owned life insurance (BOLI)	75,762	74,656
Other assets	73,530	88,305
Total assets	$3,213,790	$3,417,546

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,723,676	$2,940,460
Securities sold under agreements to repurchase – customers	6,743	6,307
Advances from the Federal Home Loan Bank of New York (FHLBNY)	3,372	3,999
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	7,991	8,111
Junior subordinated debentures	92,786	92,786
Other liabilities	65,403	82,641
Total liabilities	2,914,971	3,149,304

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 100,000,000 shares authorized; 85,159,810 shares issued and 83,053,087 shares outstanding at June 30, 2011; 52,463,594 shares issued and 50,356,871 shares outstanding at December 31, 2010	85,160	52,464
Additional paid-in capital	499,176	438,335
Retained deficit	(258,681)	(190,015)
Accumulated other comprehensive loss	(523)	(6,146)
Deferred compensation plan trust	(151)	(234)
Treasury stock at cost, 2,106,723 shares at June 30, 2011 and December 31, 2010	(26,162)	(26,162)
Total shareholders’ equity	298,819	268,242
Total liabilities and shareholders’ equity	$3,213,790	$3,417,546

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
INTEREST INCOME
Interest and fees on loans	$28,538	$32,926	$56,966	$65,312
Interest on taxable investment securities	2,864	2,850	5,483	6,039
Interest on non-taxable investment securities	683	888	1,442	1,893
Dividends on restricted equity investments	220	206	463	433
Total interest income	32,305	36,870	64,354	73,677
INTEREST EXPENSE
Interest on deposits	4,808	7,236	10,398	14,863
Interest on funds borrowed	356	431	711	980
Interest on junior subordinated debentures	649	1,023	1,627	2,031
Total interest expense	5,813	8,690	12,736	17,874
Net interest income	26,492	28,180	51,618	55,803
PROVISION FOR LOAN LOSSES	4,836	13,978	65,119	23,578
Net Interest income (loss) after provision for loan losses	21,656	14,202	(13,501)	32,225
NON-INTEREST INCOME
Service charges on deposit accounts	2,702	3,044	5,252	5,988
Other service charges	88	99	174	178
Gain on sale of loans	708	712	1,633	1,315
Impairment losses on available for sale securities	-	-	(250)	-
Gain on sale of investment securities	2,421	145	1,408	145
Investment products income	1,010	792	1,898	1,395
BOLI income	560	539	1,106	1,077
Derivative credit valuation adjustment	(3,624)	(1,980)	(12,015)	(2,011)
Other	1,128	1,065	1,688	1,980
Total non-interest income	4,993	4,416	894	10,067
NON-INTEREST EXPENSE
Salaries and employee benefits	12,885	14,361	25,871	27,220
Occupancy expense	3,305	2,895	6,709	6,435
Equipment expense	1,903	1,750	3,585	3,486
Data processing expense	1,111	1,101	2,176	2,187
Amortization of intangible assets	921	921	1,842	1,842
Goodwill impairment	-	89,706	-	89,706
Insurance expense	1,261	2,020	3,274	3,527
Professional fees	1,215	459	1,980	1,043
Advertising expense	1,322	532	1,887	1,112
Problem loan expense	1,863	1,461	4,970	2,284
Real estate owned expense, net	635	94	630	310
Office supplies expense	324	421	669	786
Other	1,499	1,965	2,433	3,824
Total non-interest expense	28,244	117,686	56,026	143,762
LOSS BEFORE INCOME TAXES	(1,595)	(99,068)	(68,633)	(101,470)
INCOME TAX EXPENSE (BENEFIT)	4	(17,898)	33	(19,538)
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(1,599)	$(81,170)	$(68,666)	$(81,932)

Basic loss per share	$(0.02)	$(3.46)	$(1.01)	$(3.50)
Diluted loss per share	$(0.02)	$(3.46)	$(1.01)	$(3.50)
Weighted average shares – basic	82,585,859	23,431,305	68,160,742	23,398,538
Weighted average shares - diluted	82,585,859	23,431,305	68,160,742	23,398,538

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2011	2011	2010	2010	2010
	Q2	Q1	Q4	Q3	Q2
Balance sheet at quarter end:
Cash and cash equivalents	$192,645	$266,504	$187,226	$205,265	$52,810
Investment securities	478,814	470,546	493,493	479,055	428,362
Loans held-for-investment:
Commercial and industrial	1,905,628	1,862,903	2,103,492	2,235,715	2,289,148
Home equity	234,688	232,318	239,729	244,274	252,425
Second mortgage	47,920	50,388	53,912	58,305	61,941
Residential real estate	75,546	69,311	65,250	68,938	68,054
Other	52,825	55,402	58,963	58,930	62,956
Total gross loans held-for-investment	2,316,607	2,270,322	2,521,346	2,666,162	2,734,524
Allowance for loan losses	(58,328)	(58,498)	(81,713)	(74,579)	(73,752)
Net loans held-for-investment	2,258,279	2,211,824	2,439,633	2,591,583	2,660,772
Loans held-for-sale	20,514	115,473	13,824	16,616	10,980
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	8,789	9,710	10,631	11,552	12,474
Total assets	3,213,790	3,333,808	3,417,546	3,603,637	3,512,310
Total deposits	2,723,676	2,847,467	2,940,460	3,051,894	2,961,816
Federal funds purchased	-	-	-	-	37,000
Securities sold under agreements to repurchase - customers	6,743	6,591	6,307	15,702	17,156
Advances from FHLBNY	3,372	3,687	3,999	4,308	4,613
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	7,991	8,051	8,111	8,169	8,217
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	298,819	286,739	268,242	303,038	273,161
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,936,621	$2,072,519	$2,184,212	$2,292,274	$2,262,656
Home equity	234,451	235,962	241,510	250,033	256,697
Second mortgage	50,257	53,402	57,310	60,729	64,051
Residential real estate	76,816	73,662	88,144	82,094	74,427
Other	52,831	55,847	57,522	59,998	62,249
Total gross loans	2,350,976	2,491,392	2,628,698	2,745,128	2,720,080
Securities and other interest-earning assets	643,808	639,092	658,013	518,262	450,947
Total interest-earning assets	2,994,784	3,130,484	3,286,711	3,263,390	3,171,027
Total assets	3,287,485	3,394,139	3,582,647	3,578,296	3,554,630
Non-interest-bearing demand deposits	491,235	481,605	509,093	505,036	471,033
Total deposits	2,774,767	2,904,448	3,032,594	3,043,268	2,957,970
Total interest-bearing liabilities	2,409,629	2,549,566	2,657,984	2,683,915	2,640,155
Total shareholders' equity	299,427	277,808	297,118	287,897	358,300
Capital and credit quality measures:
Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	14.51%	13.73%	12.68%	12.92%	11.09%
Sun National Bank	12.97%	12.65%	12.25%	12.04%	10.64%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.14%	12.11%	11.41%	8.02%	9.82%
Sun National Bank	11.71%	11.38%	10.98%	10.77%	9.37%
Leverage ratio:
Sun Bancorp, Inc.	10.47%	9.62%	8.93%	6.67%	8.60%
Sun National Bank	9.35%	9.05%	8.57%	8.91%	8.22%

Average equity to average assets	9.11%	8.18%	8.29%	8.05%	10.08%
Allowance for loan losses to total gross loans held-for-investment	2.52%	2.58%	3.24%	2.80%	2.70%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	6.13%	8.04%	7.00%	7.77%	4.62%
Allowance for loan losses to non-performing loans held-for-investment	45.25%	50.41%	47.02%	36.46%	59.87%

Other data:
Net charge-offs	(5,006)	(83,498)	(28,377)	(41,602)	(3,518)
Non-performing assets:
Non-accrual loans	$113,806	$113,959	$159,426	$192,769	$120,685
Non-accrual loans held-for-sale	11,296	71,771	-	-	-
Troubled debt restructurings, non-accrual	15,090	831	11,796	-	-
Loans past due 90 days and accruing	-	1,263	2,554	11,802	2,500
Real estate owned, net	3,306	4,439	3,913	4,272	3,828
Total non-performing assets	143,498	192,263	177,689	208,843	127,013
Troubled debt restructuring, performing	-	20,276	20,341	20,396	19,161
(1) Average balances include non-accrual loans and loans held-for-sale

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2011	2011	2010	2010	2010
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Tax-equivalent interest income	$32,673	$32,458	$35,736	$36,971	$37,349
Interest expense	5,813	6,923	8,081	8,686	8,690
Tax-equivalent net interest income	26,860	25,535	27,655	28,285	28,659
Tax-equivalent adjustment	368	409	382	399	479
Provision for loan losses	4,836	60,283	35,511	42,429	13,978
Non-interest income (loss) excluding net impairment losses on available for sale securities	4,993	(3,849)	8,176	(1,402)	4,416
Net impairment losses on available for sale securities	-	(250)	(379)	(950)	-
Non-interest expense excluding amortization of intangible assets	27,323	26,861	27,028	28,419	27,060
Amortization of intangible assets	921	921	921	922	90,627
Loss before income taxes	(1,595)	(67,038)	(28,390)	(46,236)	(99,068)
Income tax expense (benefit)	4	29	103	28,757	(17,898)
Net loss	(1,599)	(67,067)	(28,493)	(74,993)	(81,170)
Net loss available to common shareholders	$(1,599)	$(67,067)	$(28,219)	$(75,267)	$(81,170)
Financial ratios:
Return on average assets (1)	(0.19)%	(7.90)%	(3.18)%	(8.38)%	(9.13)%
Return on average equity (1)	(2.14)%	(96.57)%	(38.36)%	(104.19)%	(90.62)%
Return on average tangible equity (1),(2)	(2.54)%	(116.91)%	(46.01)%	(126.27)%	(148.70)%
Net interest margin (1)	3.59%	3.26%	3.37%	3.47%	3.62%
Efficiency ratio	89.71%	132.13%	79.69%	114.91%	361.04%
Efficiency ratio, excluding non-operating income and non-operating expense	89.71%	130.57%	78.84%	110.79%	85.84%
Per share data:
Loss per common share:
Basic	$(0.02)	$(1.25)	$(0.67)	$(3.14)	$(3.46)
Diluted	$(0.02)	$(1.25)	$(0.67)	$(3.14)	$(3.46)
Book value	$3.60	$3.62	$5.33	$7.62	$11.63
Tangible book value	$3.03	$3.02	$4.36	$5.86	$9.48
Average basic shares	82,585,859	53,575,346	42,119,553	23,960,691	23,431,305
Average diluted shares	82,585,859	53,575,346	42,119,553	23,960,691	23,431,305
Operating non-interest income (loss):
Service charges on deposit accounts	$2,702	$2,550	$2,715	$2,869	$3,044
Other service charges	88	86	94	92	99
Gain on sale of loans	708	925	1,324	921	712
Net gain (loss) on sale of available for sale securities	2,421	(1,013)	4,606	-	145
Investment products income	1,010	888	728	708	792
BOLI income	560	546	452	545	539
Derivative credit valuation adjustment	(3,624)	(8,391)	(2,705)	(7,498)	(1,980)
Other income	1,128	560	962	961	1,065
Total operating non-interest income (loss)	4,993	(3,849)	8,176	(1,402)	4,416
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	-	(250)	(379)	(950)	-
Total non-operating loss	-	(250)	(379)	(950)	-
Total non-interest income (loss)	$4,993	$(4,099)	$7,797	$(2,352)	$4,416
Operating non-interest expense:
Salaries and employee benefits	$12,885	$12,986	$12,920	$15,079	$14,361
Occupancy expense	3,305	3,404	3,043	3,030	2,895
Equipment expense	1,903	1,682	1,634	1,663	1,750
Data processing expense	1,111	1,065	1,133	1,039	1,101
Amortization of intangible assets	921	921	921	922	921
Insurance expense	1,261	2,013	2,064	2,105	2,020
Professional fees	1,215	765	1,220	461	459
Advertising expense	1,322	565	390	833	532
Problem loan expense	1,863	3,107	1,923	956	1,461
Real estate owned expense (income), net	635	(5)	398	93	94
Office supplies expense	324	345	338	377	421
Other expenses	1,499	934	1,965	2,783	1,965
Total operating non-interest expense	28,244	27,782	27,949	29,341	27,980
Non-operating expense(3):
Goodwill impairment	-	-	-	-	89,706
Total non-operating expense	$-	$-	$-	-	89,706
Total non-interest expense	$28,244	$27,782	$27,949	$29,341	$117,686
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30,
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,936,621	$23,385	4.83%	$2,262,656	$26,770	4.73%
Home equity	234,451	2,458	4.19	256,697	3,016	4.70
Second mortgage	50,257	734	5.84	64,051	1,025	6.40
Residential real estate	76,816	1,042	5.43	74,427	1,057	5.68
Other	52,831	919	6.96	62,249	1,058	6.80
Total loans receivable	2,350,976	28,538	4.86	2,720,080	32,926	4.84
Investment securities(3)	501,959	4,049	3.23	424,617	4,410	4.15
Interest-earning bank balances	141,849	86	0.24	26,330	13	0.20
Total interest-earning assets	2,994,784	32,673	4.36	3,171,027	37,349	4.71
Non-interest earning assets:
Cash and due from banks	75,200			45,153
Bank properties and equipment, net	54,065			52,715
Goodwill and intangible assets, net	47,431			139,961
Other assets	116,005			145,774
Total non-interest-earning assets	292,701			383,603
Total assets	$3,287,485			$3,554,630

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,321,341	$1,822	0.55%	$1,276,627	$2,625	0.82%
Savings deposits	275,315	379	0.55	304,273	572	0.75
Time deposits	686,876	2,607	1.52	906,037	4,039	1.78
Total interest-bearing deposit accounts	2,283,532	4,808	0.84	2,486,937	7,236	1.16
Short-term borrowings:
Federal funds purchased	-	-	-	14,423	21	0.58
Securities sold under agreements to repurchase - customers	6,813	2	0.12	15,307	8	0.21
Long-term borrowings:
FHLBNY advances(4)	18,479	224	4.85	22,464	265	4.72
Obligations under capital lease	8,019	130	6.48	8,238	137	6.65
Junior subordinated debentures	92,786	649	2.80	92,786	1,023	4.41
Total borrowings	126,097	1,005	3.19	153,218	1,454	3.80
Total interest-bearing liabilities	2,409,629	5,813	0.96	2,640,155	8,690	1.32
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	491,235			471,033
Other liabilities	87,194			85,142
Total non-interest bearing liabilities	578,429			556,175
Total liabilities	2,988,058			3,196,330
Shareholders' equity	299,427			358,300
Total liabilities and shareholders' equity	$3,287,485			$3,554,630

Net interest income		$26,860			$28,659
Interest rate spread(5)			3.40%			3.39%
Net interest margin(6)			3.59%			3.62%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.28%			120.11%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2011 and 2010 were $368,000 and $479,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Six Months Ended June 30,
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$2,004,195	$46,537	4.64%	$2,252,108	$52,936	4.70%
Home equity	235,203	5,008	4.26	257,523	6,048	4.70
Second mortgage	51,821	1,509	5.82	65,734	2,088	6.35
Residential real estate	75,247	2,048	5.44	73,883	2,076	5.62
Other	54,331	1,864	6.86	63,022	2,164	6.87
Total loans receivable	2,420,797	56,966	4.71	2,712,270	65,312	4.82
Investment securities(3)	486,366	7,983	3.28	437,085	9,367	4.29
Interest-earning bank balances	149,944	182	0.24	18,020	17	0.19
Total interest-earning assets	3,057,107	65,131	4.26	3,167,375	74,696	4.72
Non-interest earning assets:
Cash and due from banks	71,592			45,173
Bank properties and equipment, net	53,803			52,897
Goodwill and intangible assets, net	47,889			140,905
Other assets	110,127			148,088
Total non-interest-earning assets	283,411			387,063
Total assets	$3,340,518			$3,554,438

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,357,063	$4,000	0.59%	$1,268,769	$5,406	0.85%
Savings deposits	276,356	806	0.58	302,796	1,223	0.81
Time deposits	719,383	5,592	1.55	911,235	8,234	1.81
Total interest-bearing deposit accounts	2,352,802	10,398	0.88	2,482,800	14,863	1.20
Short-term borrowings:
Federal funds purchased	-	-	-	30,898	84	0.54
Securities sold under agreements to repurchase - customers	6,938	5	0.14	15,396	13	0.17
Long-term borrowings:
FHLBNY advances(4)	18,635	442	4.74	26,221	608	4.64
Obligations under capital lease	8,049	264	6.56	8,260	275	6.66
Junior subordinated debentures	92,786	1,627	3.51	92,786	2,031	4.38
Total borrowings	126,408	2,338	3.70	173,561	3,011	3.47
Total interest-bearing liabilities	2,479,210	12,736	1.03	2,656,361	17,874	1.35
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	486,446			456,030
Other liabilities	86,184			82,666
Total non-interest bearing liabilities	572,630			538,696
Total liabilities	3,051,840			3,195,057
Shareholders' equity	288,678			359,381
Total liabilities and shareholders' equity	$3,340,518			$3,554,438

Net interest income		$52,395			$56,822
Interest rate spread(5)			3.23%			3.37%
Net interest margin(6)			3.43%			3.59%
Ratio of average interest-earning assets to average interest-bearing liabilities			123.31%			119.24%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the six months ended June 30, 2011 and 2010 were $777,000 and $1.0 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	June 30, 2011			March 31, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,936,621	$23,385	4.83%	$2,072,519	$23,152	4.47%
Home equity	234,451	2,458	4.19	235,962	2,550	4.32
Second mortgage	50,257	734	5.84	53,402	775	5.81
Residential real estate	76,816	1,042	5.43	73,662	1,005	5.46
Other	52,831	919	6.96	55,847	946	6.78
Total loans receivable	2,350,976	28,538	4.86	2,491,392	28,428	4.56
Investment securities(3)	501,959	4,049	3.23	480,964	3,934	3.27
Interest-earning bank balances	141,849	86	0.24	158,128	96	0.24
Total interest-earning assets	2,994,784	32,673	4.36	3,130,484	32,458	4.15
Non-interest earning assets:
Cash and due from banks	75,200			67,944
Bank properties and equipment, net	54,065			53,538
Goodwill and intangible assets, net	47,431			48,352
Other assets	116,005			93,821
Total non-interest-earning assets	292,701			263,655
Total assets	$3,287,485			$3,394,139

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,321,341	$1,822	0.55%	$1,393,182	$2,178	0.63%
Savings deposits	275,315	379	0.55	277,409	427	0.62
Time deposits	686,876	2,607	1.52	752,252	2,985	1.59
Total interest-bearing deposit accounts	2,283,532	4,808	0.84	2,422,843	5,590	0.92
Short-term borrowings:
Securities sold under agreements to repurchase - customers	6,813	2	0.12	7,064	3	0.17
Long-term borrowings:
FHLBNY advances(4)	18,479	224	4.85	18,794	218	4.64
Obligations under capital lease	8,019	130	6.48	8,079	134	6.63
Junior subordinated debentures	92,786	649	2.80	92,786	978	4.22
Total borrowings	126,097	1,005	3.19	126,723	1,333	4.21
Total interest-bearing liabilities	2,409,629	5,813	0.96	2,549,566	6,923	1.09
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	491,235			481,605
Other liabilities	87,194			85,161
Total non-interest bearing liabilities	578,429			566,766
Total liabilities	2,988,058			3,116,332
Shareholders' equity	299,427			277,808
Total liabilities and shareholders' equity	$3,287,485			$3,394,140

Net interest income		$26,860			$25,535
Interest rate spread(5)			3.40%			3.06%
Net interest margin(6)			3.59%			3.26%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.28%			122.78%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2011 and March 31, 2011 were $368,000 and $409,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.